EXHIBIT 10.5

PINNACLE FINANCIAL PARTNERS, INC.

2026 RESTRICTED SHARE UNIT AWARD AGREEMENT

THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (the "Agreement") is by and between Pinnacle Financial Partners, Inc., a Georgia corporation (the "Company"), and [ ] (the "Grantee"). Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Pinnacle Financial Partners, Inc. Second Amended and Restated 2018 Omnibus Equity Incentive Plan (the "Plan").

Section 1. Restricted Share Unit Award.

(a)Grant of Restricted Units. The Company hereby grants to the Grantee, subject to the terms and conditions set forth in this Agreement and in the Plan, [ ] Restricted Share Units (the “Restricted Units”) (subject to adjustment under Section 4.2 of the Plan). The Grantee’s rights with respect to the Restricted Units shall remain forfeitable at all times prior to the vesting and settlement of the Restricted Units pursuant to this Agreement.

(b)Lapse of Restrictions. Subject to Sections 3 and 6 hereof, the restrictions associated with the Restricted Units granted pursuant to Section 1(a) hereof shall lapse at such times (each, a “Vesting Date”) and in the amounts set forth below:

Cumulative Percentage Vested	Date of Vesting	Cumulative Shares Vested
100%	Two-year anniversary of grant date
Pursuant to the terms of Section 1(c) of this Agreement, the Company shall issue to the Grantee one share of the Company's common stock, $1.00 par value per share (the "Common Stock"), for each Restricted Unit that is earned by the Grantee pursuant to the terms of this Agreement.

(c)Settlement of Restricted Units. Except in the event of earlier vesting pursuant to Section 3 or 6 of this Agreement, within two (2) business days of a Vesting Date, the Company shall issue, or cause the Company’s stock transfer agent to issue, in the name of the Grantee, a stock certificate, or, in lieu of such a certificate, record an electronic book entry position, representing the number of shares of Common Stock into which the Restricted Units (and any additional Restricted Units issued pursuant to Section 2 of this Agreement, if any) are to be settled in accordance with this Agreement. Each date that shares of Common Stock issuable in settlement of Restricted Units awarded hereunder are issued to the Grantee (including, any date earlier than a Vesting Date pursuant to Section 3 or Section 6 of this Agreement) is referred to herein as a “Settlement Date”. Until shares of the Company’s Common Stock are delivered to the Grantee in settlement of the Restricted Units (and any additional Restricted Units issued pursuant to Section 2 of this Agreement, if any) on a Settlement Date, the Grantee shall have none of the rights of a stockholder of the Company with respect to such shares of the Company’s Common Stock issuable in settlement of the Restricted Units (and any additional Restricted Units, issued pursuant to Section 2 of this Agreement, if any), including the right to vote such shares. The Grantee’s rights with respect to distributions or dividends declared or paid on the Common Stock prior to the issuance of the shares of Common Stock in accordance with this Section 1(c) are set forth in Section 2 of this Agreement.

Section 2. Dividend Equivalents and Dividends.

(a)Crediting of Dividend Equivalents on Restricted Units. Subject to this Section 2, from the date hereof through each Settlement Date, dividend equivalents shall be credited on the Grantee’s Restricted Units (other than Restricted Units that, at the relevant record date, previously have been settled in shares of the Company’s Common Stock or forfeited) as follows:

(i) Cash Dividends. If the Company declares and pays a dividend or distribution on shares of the Company’s Common Stock in the form of cash, then the Grantee shall be credited, as of the payment date for such dividend or distribution, with an amount of cash equal to (A) the amount of such dividend on each outstanding share of Common Stock, multiplied by (B) the Restricted Units that may still vest under this Agreement as of the record date for such dividend or distribution.

(ii) Non-Share Dividends. If the Company declares and pays a dividend or distribution on shares of the Company’s Common Stock in the form of property other than Common Stock, then a number of additional Restricted Units shall be credited to the Grantee as of the payment date for such dividend or distribution equal to (A) the Restricted Units that may still vest under this Agreement as of the record date for such dividend or distribution multiplied by (B) the fair market value (as determined by the Compensation Committee) of such property actually paid as a dividend or distribution on each outstanding share of Common Stock at such payment date, divided by (C) the Fair Market Value of a share of the Company’s Common Stock at such payment date.

(iii) Common Stock Dividends and Splits. If the Company declares and pays a dividend or distribution on shares of the Company’s Common Stock in the form of additional shares of Common Stock, then a number of additional Restricted Units shall be credited to the Grantee as of the payment date for such dividend or distribution or forward split equal to (A) the Restricted Units that may still vest under this Agreement as of the record date for such dividend or distribution, multiplied by (B) the number of additional shares actually paid as a dividend or distribution or issued in such split in respect of each outstanding share of Common Stock.

(b)Adjustment of Dividend Equivalents on Restricted Units. If any Restricted Unit granted under this Agreement is not earned (or is otherwise forfeited) for any reason, any dividend or distribution previously credited with respect to such Restricted Unit, whether in the form of cash, property or additional Restricted Units, shall be forfeited on the date on which the underlying Restricted Units are forfeited.

(c) Payment of Dividend Equivalents on Restricted Units. Any cash, property or additional Restricted Units credited to the Grantee under Sections 2(a)(i), (ii) or (iii) of this Agreement prior to a Settlement Date shall be accrued (without interest and earnings) rather than paid to the Grantee when such dividend or distribution is paid. On a Settlement Date, the Company shall pay to the Grantee any cash, property or shares of Common Stock accrued in respect of dividends or distributions on the Restricted Units that are so settled on such Settlement Date.

Section 3. Termination/Change of Status. In the event that the Grantee’s employment by the Company (or any Subsidiary or Affiliate of the Company) terminates for any reason, other than death or Disability, all Restricted Units for which the forfeiture restrictions have not lapsed prior to the termination of the Grantee’s employment (including, after giving effect to any pro rata lapsing of the forfeiture restrictions as provided for in the penultimate and final sentences of this Section 3) shall be immediately forfeited and Grantee shall have no further rights with respect to such Restricted Units or shares of the Company’s Common Stock that may have been issuable in settlement of such forfeited Restricted Units. In the event that the Grantee’s employment terminates by reason of death or Disability, all Restricted Units shall be deemed vested and, the restrictions under the Plan and this Agreement with respect to the Restricted Units, including the restriction on transfer set forth in Section 4 hereof, shall automatically expire and shall be of no further force or effect as of the date such Grantee’s employment terminates. In the event that the Grantee’s employment by the Company (or any Subsidiary or Affiliate of the Company) terminates by reason of Retirement, with the prior approval of the Compensation Committee, or its designee, the forfeiture restrictions with respect to a pro rata portion of the Grantee’s Restricted Units that were scheduled to lapse on the next Vesting Date immediately following the date that the Grantee’s employment terminates shall lapse and such Restricted Units shall be deemed vested as of the date such Grantee’s employment terminates in a pro rata amount equal to the quotient, expressed as a percentage, resulting from dividing (A) the number of days that have lapsed from the most recent Vesting Date preceding the date that the Grantee’s employment terminated or, if the first Vesting Date has not yet occurred, the number of days that have lapsed from January 14, 2026, and (B) 365, and the Grantee shall be entitled to receive in settlement of such Restricted Units a like number of shares of the Company’s Common Stock. Promptly following the date that the Grantee’s employment terminates as a result of death, Disability or Retirement and, in the case of Retirement, the Compensation Committee, or its designee, authorizes as such in accordance with this Section 3, the Company shall issue, or cause the Company’s transfer agent to issue, in the name of the Grantee, a stock certificate, or, in lieu of such a certificate, record an electronic book entry position, representing the number of shares of the Company’s Common Stock into which the Restricted Units (and any additional Restricted Units issued pursuant to Section 2 of this Agreement, if any) are to be settled. Such shares shall be issued to the Grantee not later than the 30th day following the date that the Grantee’s employment terminates. In such event, the remaining portion of the Restricted Units for which the forfeiture restrictions have not lapsed prior to the date the Grantee’s employment by the Company (or any Subsidiary or Affiliate thereof) terminates, if any, shall be immediately forfeited and the Grantee shall have no further rights with respect to such Restricted Units.

Section 4. No Transfer or Pledge of Units. The Restricted Units issued hereunder may not be assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of by the Grantee, except by will or by the laws of descent and distribution, and upon any such transfer by will or the laws of descent and distribution, the transferee shall hold such Restricted Units subject to all terms and conditions that were applicable to the Grantee immediately prior to such transfer.

Section 5. Withholding of Taxes. Upon the issuance of shares of the Company’s Common Stock (or other property distributed with respect thereto) pursuant to Section 1(c) or Section 2 of this Agreement, the Company shall cancel such shares of the Company’s Common Stock (or withhold property) having an aggregate Fair Market Value, on the date of such withholding, in an amount required to satisfy the applicable withholding obligations or withholding taxes of the Grantee (the “Withholding Taxes”) as set forth by Internal Revenue Service guidelines for the employer's minimum statutory withholding with respect to the Grantee. The Company shall deduct from any payment of cash (whether or not related to the Restricted Units including, without limitation, salary payments) to the Grantee an amount as shall be reasonably required to satisfy the required Withholding Taxes as set forth by Internal Revenue Service guidelines for the employer's minimum statutory withholding with respect to the Grantee pertaining to cash payments under this Agreement (including any cash dividend equivalents paid in respect of Restricted Units).

Section 6. Change in Control. In the event of a Change in Control, any then unvested Restricted Units awarded hereunder will vest immediately upon such Change in Control as provided in the Plan; provided, however, that in the event the Restricted Units are assumed by the surviving entity in a Change in Control or are equitably converted or substituted in connection with a Change in Control, the vesting of the Restricted Units shall not be accelerated unless the Grantee’s employment with the Company or any surviving entity from the Change in Control (or any Subsidiary or Affiliate of the Company or such surviving entity) is terminated by the Company (or any Subsidiary or Affiliate thereof) or any successor thereto without Cause or by the Grantee for Good Reason, in each case, within two years following the effective date of such Change in Control, in which case the Restricted Units that are then unvested shall fully vest upon the termination of the Grantee’s employment and shall be settled in shares of Common Stock in accordance with Section 1(c) of this Agreement as if such date of termination was the Vesting Date. In addition to any shares of Common Stock to be issued to the Grantee in settlement of the Restricted Units pursuant to the immediately preceding sentence, the Grantee shall be entitled to receive such other cash, property or shares of Common Stock accrued with respect to all such shares of the Company’s Common Stock pursuant to Section 2(c) of this Agreement. For purposes of this Agreement, “Good Reason” shall mean: (i) a material adverse reduction in the Grantee’s position, duties or responsibilities, excluding a change in the position or level of officer to whom the Grantee reports or a change that is part of a policy, program, or arrangement applicable to peer executives (including peer executives of any successor to the Company; (ii) the Company’s requiring the Grantee to be based at any office or location more than 35 miles from the location where the Grantee was employed on the effective date of the Change in Control or the date which is 120 days prior to the effective date of the Change in Control; or (iii) a material reduction in the Grantee’s annual base salary, target annual bonus opportunity, or participation in employee benefit plans, as such salary, bonus and plans were in effect on either the effective date of the Change in Control or the date which is 120 days prior to the effective date of the Change in Control (if such earlier date is selected by Grantee) unless such reduction is part of a policy, program, or arrangement applicable to peer executives (including peer executives to any successor to Company).

Section 7. No Right to Continued Employment. This Agreement shall not be construed as giving the Grantee the right to be retained in the employ of the Company (or any Subsidiary or Affiliate of the Company), and the Company (or any Subsidiary or Affiliate of the Company) may at any time dismiss the Grantee from employment, free from any liability or any claim under the Plan.

Section 8. Governing Provisions. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Grantee confirms that he or she has received a copy of (or an electronic link to) the Plan.

Section 9. Section 409A. Notwithstanding anything herein to the contrary, to the maximum extent permitted by applicable law, the compensation to be paid to the Grantee pursuant to this Agreement is intended to qualify as a “short-term deferral” pursuant to Section 1.409A-1(b)(4) of the Regulations or to otherwise be exempt from the scope of “deferred compensation” under Section 409A of the Code as restricted property governed by Section 83 of the Code, and this Agreement shall be interpreted consistently therewith. However, to the extent the payment of any compensation hereunder in connection with the Grantee’s termination of employment does not qualify for an exception from treatment as “deferred compensation” subject to Section 409A of the Code, then (a) such amount shall not be payable unless Grantee’s termination of employment constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Regulations and (b) if Grantee is a “specified employee” at such time for purposes of Section 409A(a)(2)(B)(i) of the Code, then to the extent delayed payment of any portion of the Restricted Units or shares of Common Stock to which Grantee is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of the Restricted Units or shares of Common Stock shall not be paid to Grantee prior to the earlier of (x) the expiration of the six (6)-month period measured from the date of the Grantee’s “separation from service” with the Company or (y) the date of Grantee’s death. Upon the earlier of such dates, settlement of all Restricted Units shall occur as otherwise provided in this Agreement. In the event compensation payable pursuant to this Agreement is otherwise determined to constitute “deferred compensation” within the meaning of Section 409A of the Code, this Agreement shall be interpreted and administered consistently with the terms thereof.

Section 10.    Confidentiality Covenants.

By signing this Agreement, the Grantee agrees to the confidentiality covenants set forth in (a) and (b) below.

(a)Confidentiality. The Grantee agrees to hold in confidence at all times after the date hereof all Trade Secrets, and shall not disclose, publish or make use at any time after the date hereof the Trade Secrets without the prior written consent of the Company. The Grantee also agrees that for the period beginning on the date of this Agreement and ending on the Grantee’s separation of employment with the Company, and for a period of two (2) years thereafter, the Grantee will hold in confidence all Confidential Information and will not disclose,publish or make use of Confidential Information without the prior written consent of the Company. For the purposes of this Agreement, “Confidential Information” shall mean any data or information, other than Trade Secrets, that is valuable to the Company or any of its Subsidiaries or Affiliates (hereinafter the “Pinnacle Companies”) and not generally known to competitors of the Pinnacle Companies. “Trade Secrets” shall mean information belonging to or hereafter acquired by any of the Pinnacle Companies, including, but not limited to, technical or nontechnical data, a formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers, or other information similar to any of the foregoing, that derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use. For purposes of this Agreement, the term Trade Secrets shall not include information that the Grantee can show by competent proof (i) was known to the Grantee and reduced to writing prior to disclosure by any of the Pinnacle Companies (but only if the Grantee promptly notifies the Company of the Grantee’s prior knowledge); (ii) was generally known to the public at the time any of the Pinnacle Companies disclosed the information to the Grantee, (iii) became generally known to the public after disclosure by any of the Pinnacle Companies through no act or omission of the Grantee; or (iv) was disclosed to the Grantee by a third party having a bona fide right both to possess the information and to disclose the information to the Grantee.

(b) Injunctive Relief. By reason of the foregoing, the Grantee agrees that any breach of the confidentiality obligations contained in this Agreement will result in irreparable harm to the Company and its business, such that Company shall be entitled to an injunction enforcing said covenant in the event of the Grantee’s breach or threatened breach, in addition to such other damages and remedies available to the Company at law or equity.

Section 11. Miscellaneous.

11.1 Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement between the Company and the Grantee concerning the Restricted Units and the shares of Common Stock that may be issued pursuant to this Agreement, and supersede any prior or contemporaneous negotiations and understandings. The Company and the Grantee have made no promises, agreements, conditions or understandings relating to the Restricted Unit or the shares of Common Stock that may be issued pursuant to this Agreement, either orally or in writing, that are not included in this Agreement or the Plan.

11.2 Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

11.3 Counterparts; Electronic Signatures; Deemed Execution. This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same Agreement. Grantee and the Company each acknowledge and agree that signatures delivered via electronic mail in PDF format and electronic signatures, including electronic signatures utilizing a software program like Docusign. shall be valid and binding and may be used in lieu of original (i.e., “wet ink”) signatures for all purposes under this Agreement. Moreover, this Agreement may be accepted by means of electronic acceptance through any equity-based award electronic portal utilized by the Company to manage equity-based awards under the Plan.

11.4 Compliance With Laws and Regulations. The award of Restricted Units (and, if issued in settlement of Restricted Units, shares of the Company’s Common Stock) evidenced hereby shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any governmental or regulatory agency as may be required.

11.5 Notice. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company, to the principal office of the Company, and, if to the Grantee, to the Grantee's last known address provided by the Grantee to the Company.

11.6 Amendment. This Agreement may be amended by the Company, provided that unless the Grantee consents in writing, the Company cannot amend this Agreement if the amendment will materially change or impair the Grantee's rights under this Agreement and such change is not to the Grantee's benefit.

11.7 Successors and Assignment. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their heirs, successors, and assigns. However, neither the Restricted Units nor this Agreement may be assigned or transferred except as otherwise set forth in this Agreement or the Plan.

11.8 Governing Law. This Agreement shall be governed and construed exclusively in accordance with the laws of the State of Tennessee applicable to agreements to be performed in the State of Tennessee.

[Signature page to follow.]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement to be effective as of January 14, 2026.

PINNACLE FINANCIAL PARTNERS, INC.:

By:     Name:
Title:

GRANTEE:

By:     Name:
Title: